Exhibit 10.8

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 7th day ofApril, 2005 between Aegis Business Group, Inc., a Colorado corporation ( the "Company"), and Navidec Financial Services, Inc., a Colorado corporation (the "Purchaser"). The Exhibits attached to, and referenced in, this Agreement shall be deemed incorporated herein.

                                    RECITALS

          WHEREAS, the Company has authorized the sale and issuance of an aggregate of 3,000,000 shares of its $.001 par value common stock (the "Common Stock") and 2,000,000 shares of $.001 par value Series B Convertible Preferred stock (the "Preferred Stock"); and

          WHEREAS, the Purchaser desires to purchase shares of Common Stock and Preferred Stock, and the Company desires to issue and sell shares of Common Stock and Preferred Stock to the Purchaser, on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                         AGREEMENT TO SELL AND PURCHASE

     Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 below) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 3 million shares of Common Stock (the "Shares") at a purchase price of $0.02 per share for a total purchase price of $60,000 and 2 million shares of Preferred Stock at a purchase price of $.28 per share for a total purchase price of $565,000. The Preferred Stock shall have the designations and rights as set forth on Exhibit A attached hereto. Collectively, the Common Stock and Preferred Stock sometimes shall be designated as the "Shares."

                                    ARTICLE 2

                              CLOSING AND DELIVERY

     Section 2.1 Closing. The closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. local time on the 7th day of April, 2005, at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1225 17th Street, Suite 2300, Denver, Colorado 80202, or at such other time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

     Section 2.2 Delivery. Subject to the terms and conditions hereof including
Article 4, Section 4, at the Closing the Company will deliver to the Purchaser one or more certificates representing the Shares, against payment of the

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purchase price therefor by check or wire transfer made payable to the order of the Company. It is understood that the certificate(s) evidencing the Shares may bear one or all of the following legends:

          (1) "THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT AND THE STATE ACTS."

          (2) Any legend imposed or required by applicable state law or the Company's Bylaws.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Schedule 3.1, the Company hereby represents and warrants to the Purchaser, as of the Closing Date, as follows:

            (1) Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets (including intangible assets), properties or operations of the Company. The Company has no direct or indirect interest, either by way of stock ownership or otherwise, in any other firm, corporation, association, or business.

            (2) Capitalization and Indebtedness for Borrowed Moneys.

                (a) The Company is duly and lawfully authorized by its Articles to issue (i) 10,000,000 shares of $.001 par value Common Stock, of which at closing only 325,018 shares will be issued and outstanding; and (ii) 10,000,000 shares of preferred stock, of which 375,000 shares designated as Series A Preferred shall be converted to the common stock of Purchaser and all of the preferred shares shall be cancelled resulting in there being no preferred shares issued and outstanding. Additionally, 2 million shares of Preferred shall be designated as Series B Convertible Preferred as set forth on Exhibit A. The

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Company has no treasury stock and no other authorized series or class of stock.
All the outstanding shares of Common Stock have been duly authorized and validly issued to the persons set forth on Exhibit B attached hereto and are fully paid and nonassessable and free of preemptive rights. All Shares to be issued to the Purchaser pursuant to this Agreement shall be duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with state and federal securities laws.

                (b) Except as set forth on Exhibit C, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue or purchase shares of its capital stock.

                (c) Except with respect to the Note due to Purchaser in the amount of $85,000 the Company is not presently liable on account of any indebtedness for borrowed moneys.

            (3) The Company's Authority. The execution, delivery, and performance of this Agreement shall have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights). The execution, delivery and performance of this Agreement will not conflict with any provision of the Articles, Bylaws, minutes or share certificates of the Company, or of any contract to which the Company is a party or otherwise bound.

            (4) Litigation. There are no legal actions, suits, arbitrations, or other legal or administrative proceedings pending or threatened against the Company which would affect it, its properties, assets, or business. The Company is not aware of any facts which, to its knowledge, might result in any action, suit, arbitration, or other proceeding which, in turn, might result in a material adverse change in the business or condition (financial or otherwise), properties or assets of the Company. The Company is not in default with respect to any judgment, order, or decree of any court, government agency or instrumentality.

            (5) Compliance With the Law and Other Instruments. To the best of the Company's knowledge, the business operations of the Company have been and are being conducted in accordance with all applicable laws, rules, and regulations of all authorities. The Company is not in violation of, or in default under, any term or provision of the Articles or Bylaws, or of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or subject to any restriction, contained in any of the foregoing, of any kind or character which materially adversely affects in any way the business, properties, assets, or prospects of the Company, or which would prohibit the Company from entering into this Agreement or prevent consummation of the issuance of securities contemplated by this Agreement.

            (6) Title to Properties and Assets. The Company has good and marketable title to all its properties and assets, including without limitation, the intellectual property right and trade secretes and that property used or located on property controlled by the Company in its business (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which do not materially adversely affect the use thereof.

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            (7) Contracts and Other Obligations. The Company is not a party to or otherwise bound by, any written or oral:

                (a) contract or agreement not made in the ordinary course of business;

                (b) contract with any labor union;

                (c) bonus, pension, profit-sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar plan providing employee benefits;

                (d) advertising contract or contract for public relations services;

                (e) any contract, agreement, lease, document, or other arrangement with which the Company is not in compliance.

            (8) Records. The books of account, minute books, stock certificate books, and stock transfer ledgers of the Company are complete and correct, and there have been no transactions involving the business of the Company which properly should have been set forth in said respective books, other than those set forth therein.

            (9) Brokers or Finders. All negotiations on the part of the Company relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any person or as the result of any act of the Company in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment.

            (10) Taxes. The Company has duly filed all federal, state, county and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation (sales) and use taxes) required to have been filed by the Company up to the date hereof. All of the foregoing returns are true and correct in all material respects and the Company has paid all taxes, interest and penalties shown on such returns or reports as being due. The Company has no liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Closing Date in the ordinary course of business and are properly accrued on the books of the Company as of the Closing Date.

            (11) Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     Section 3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the Closing Date, as follows:

            (1) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement confirms, that the Shares to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the

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resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

            (2) Disclosure of Information. The Purchaser believes it has received all the information he considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and/or conduct its own independent investigation necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.1 of this Agreement or the right of the Purchaser to rely thereon.

            (3) Investment Experience. The Purchaser is experienced in evaluating and investing in private placement transactions in securities of companies in the development stage and acknowledges that he is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

            (4) Restricted Securities. The Purchaser understands that the Shares are being sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser also understands that the Shares may not be sold, transferred or otherwise disposed of by him without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, the Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available. In this connection, the Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            (5) Transfer Restrictions. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.2, provided and to the extent this Section and such agreement are then applicable.

            (6) Illiquid Investment. The Purchaser understands that the Company has no present intention of registering the Shares. The Purchaser further understands that no market exists for the Shares, and there can be no assurance

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


that a market will develop for the Shares. Accordingly, the Shares represent a very illiquid investment with no assurance of an available exit strategy for the Purchaser.

            (7) Residence. The Purchaser resides at the address listed below his signature to this Agreement.

            (8) Brokers or Finders. All negotiations on the part of the Purchaser relative to this Agreement and the transactions contemplated hereby have been carried on by the Purchaser without the intervention of any person or as the result of any act of the Purchaser in such manner as to give rise to any valid claim for a brokerage commission, finder's fee, or other like payment.

                                    ARTICLE 4

                              CONDITIONS TO CLOSING

     Except as may be waived in writing by the parties, all of the obligations of the parties under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

            (1) Representations and Warranties True. The representations and warranties of the Company and the Purchaser set forth in Sections 3.1 and 3.2, respectively, shall be true and correct in all material respects as of the Closing Date, subject to any changes contemplated by this Agreement.

            (2) Directors' Approval. Consummation of the transactions contemplated herein shall have been approved by the Board of Directors of the Company at a meeting of the Board of Directors to be held for the purpose of obtaining such approval or by unanimous written consent.

            (3) Third-Party Consents. On or before the Closing Date, all material consents or approvals by any third party, if any, which are required to be obtained by the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated herein shall have been obtained.

            (4) Continuing Obligation to Finance the Company. While at closing, the Company shall issue in the name of the Purchaser 3 million shares of Common Stock and 2 million shares of Preferred Stock, 72% of the shares of both the Common and Preferred Stock certificates issued shall be subject to cancellation should the Purchaser not pay the full purchase price for all of the Shares. Certificates representing 840,000 shares of Common and 560,000 shares of Preferred shall be delivered at Closing based on the Closing payment of $175,000 and the balance of the Certificates shall be held by the Aegis board pending receipt of payment and such shares shall be delivered to the Purchaser as its funding commitment is paid. Under no circumstances shall the Closing occur until at least $175,000 of the $625,000 commitment has been completed which amount shall be offset by any loans pro-offered to the Company prior to the closing date, which loans shall be deemed paid-in-full at closing. Should the full amount of the financing not be paid at or prior to Closing, any funds not paid

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shall be due and payable in monthly installments so that on or before the 90th day following Closing the full $625,000 financing shall be concluded. Pending the final payment as required by this subparagraph 4, each time funds are transferred from the Purchaser to the Company, the appropriate number of the purchased Share certificates shall be released by the Board directly to the Purchaser as being fully paid and nonassessable. To the extent full payment is not received by the 90th day following Closing, the Common and Preferred shares not paid for on a pro rata basis shall be cancelled.

            (5) Exchange of Series A Preferred. The 8 holders of all of the issued Series A Preferred shares which in turn constitute all of the issued and outstanding preferred stock of the Company shall have entered into the form of Share Exchange Agreement attached hereto as Exhibit E whereby they have exchange all of the Series A Preferred shares for shares of the $.001 par value common stock of the Purchaser.

            (6) Cancellation of Outstanding Shares, Options and Warrants. In exchange for entering into the option agreements in the form attached as Exhibit D, all of the existing common shareholders of the Company, except those set forth in Exhibit C, shall have returned all of their common shares, options and warrants to the company for cancellation so that at the time of closing only a total of 325,018 shares of common stock, no options (other than as set forth on Exhibit C) and no warrants shall be issued and outstanding prior to the completion of this Stock Purchase Agreement.

            (7) Employment Agreements. J. Ralph Armijo, George Schad, David Bush and Rob Johnson shall have executed employment agreements essentially in the form attached hereto as Exhibit G which employment agreements shall have been approved by the Board of Directors of the Purchaser.

            (8) New Board of Directors. At or immediately before closing, the directors of the Company shall appoint a board consisting of J. Ralph Armijo and Robert Grizzle. The members of the Company's Board of Directors shall thereafter resign. The Company agrees to maintain the indemnification rights as they apply to the outgoing Board of Directors in full force and effect based on the corporate charter of the Company and the Business Corporation Act of the State of Colorado during any period legally required.

            (9) Compliance with Agreements. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

            (10) Provision of Financial Systems and Operations. As a material incentive for the execution of this Agreement, the parties have agreed that the Purchaser shall provide material financial oversight and treasury functions to the Company including the appointment of the Purchaser's CFO, Robert Grizzle, as the Chief Financial Officer of the Company. Additionally, management oversight for the Company shall be provided by a management oversight group consisting of the Company's CEO, CFO, George Schad, Rob Johnson, and David Bush. This group shall have full responsibility for tactical and strategic direction of the Company and report to the Purchaser's Board of Directors.

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


            (11) No Contracts Terminated. The Company shall not have had any contract or contracts, which in the aggregate would materially affect its business, terminated prior to the Closing Date.

            (12) No Damage to Assets. At the Closing Date the machinery, equipment, inventory, or other tangible property of the Company shall not have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of the Company (whether or not similar to the foregoing), to an extent which substantially affects the value of the properties and assets of the Company. Loss or damage shall be considered to affect substantially the value of said properties and assets within the meaning of this subsection if the book value of such properties and assets so lost or damaged exceeds 5% in book value of all such tangible properties and assets.

            (13) Certificate of Officer. The Company shall have delivered to the Purchaser a certificate dated the Closing Date, executed in its corporate name by, and verified by, the oath of its President certifying to the fulfillment of the conditions specified in this Article 4.

                                    ARTICLE 5

             NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES:

     All statements of fact contained herein, or in any certificate or schedule delivered by or on behalf of the Company or the Purchaser pursuant to the terms hereof, shall be deemed representations and warranties made by the Company and the Purchaser, respectively, to each other under this Agreement. The representations and warranties of the Company and the Purchaser shall survive the Closing for a period of one year.

                                    ARTICLE 6

                                  MISCELLANEOUS

     Section 6.1 Amendment. This Agreement may be amended in any manner as may be determined in the judgment of the Board of Directors of the Company and the Purchaser to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Agreement, subject to the provision herein that any amendment shall be ineffective unless in writing and executed by the parties hereto.

     Section 6.2 Counterparts and Facsimile Signatures. In order to facilitate the execution of this Agreement, it may be executed in any number of counterparts and signature pages may be delivered by facsimile.

     Section 6.3 Waiver of Conditions. Either party may waive any condition precedent, term or condition of this Agreement but such a waiver shall be ineffective unless in writing and executed by an authorized representative of both parties hereto.

     Section 6.4 Assignment. Neither this Agreement nor any right created hereby shall be assignable by the Company or the Purchaser without the prior written consent of the other party. Nothing in this Agreement, express or implied, is

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intended to confer upon any person, other than the parties hereby and their respective successors, assigns, heirs, executors, administrators, or personal representatives, any rights or remedies under or by reason of this Agreement.

     Section 6.5 Entire Agreement. This Agreement, the Exhibits hereto, and the certificates delivered pursuant hereby constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein. All prior agreements and understandings are superseded by this Agreement and the Exhibits thereto.

     Section 6.6 Governing Law. This Agreement shall be governed by the laws of the State of Colorado, and that the Business Corporation Law of Colorado shall govern as to matters of corporate law pertaining to the Company.

     Section 6.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 6.8 Notices. All notices and other communications required or permitted under this Agreement must be in writing and may be given by personal delivery or U.S. mail, or confirmed facsimile. If given by mail, such notice must be sent by registered or certified mail, postage prepaid, mailed to the party at the respective address set forth below, and shall be effective only if and when received by the party to be notified. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

            (1) If to the Company:

                Aegis Business Group, Inc.
                6501 S. Fiddlers Green Circle
                Suite 110
                Greenwood Village, CO 80111

                Facsimile No.:  (303) 663-0607
                Phone No. to Confirm Fax: (303) 907-6519

            (2) If to the Purchaser:

                Navidec Financial Services, Inc.
                6399 S. Fiddler's Green Circle
                Greenwood Village, CO 80111
                Facsimile No.: (303) 222-1000
                Phone No. to Confirm Fax: (303) 222-1001

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


            With a copy to:

            Ballard Spahr Andrews & Ingersoll, LLP
            1225 17th Street, Suite 2300
            Denver, CO 80202
            Attn: Roger V. Davidson, Esq.
            Facsimile No.: (303) 382-4607
            Phone No. to Confirm Fax: (303) 299-7307

     or at such other address or facsimile number as any party may have advised the other in writing.

     Section 6.9 Attorney Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees from the other party or parties, which fees shall be in addition to any other relief which may be awarded.

     Section 6.10 Indemnification by the Company. The Company agrees to indemnify and hold the Purchaser harmless against any loss, liability, damage or expense (including reasonable attorney fees and costs) which the Purchaser may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreements of the Company contained in this Agreement

     Section 6.11 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold the Company harmless against any loss, liability, damage or expense (including reasonable attorney fees and costs) which the Company may suffer, sustain or become subject to as a result of or in connection with the breach by the Purchaser of any representation, warranty, covenant or agreements of the Purchaser contained in this Agreement.

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     IN WITNESS WHEREOF, this Common Stock Purchase Agreement is hereby duly executed by each party hereto as of the date first written above.


COMPANY:

Aegis Business Group, Inc., a Colorado corporation


By:  /s/  J. Ralph Armijo
   -----------------------------------------------
     J. Ralph Armijo, CEO and President

PURCHASER:

Navidec Financial Services, Inc., a Colorado corporation


By: /s/  Robert D. Grizzle
   ------------------------------------------------
     Robert D. Grizzle, CFO

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